UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

VALPEY-FISHER CORPORATION
(Exact name of Registrant as specified in its charter)

Commission File No. 1-4184

Maryland	06-0737363
(State or other jurisdiction of incorporation or organization)	(IRS Employer ID No.)

75 South Street
Hopkinton, MA	01748-2204
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:	(508) 435-6831

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 17, 2011, Valpey-Fisher Corporation, a Maryland corporation (“the Company”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with CTS Corporation (“CTS”), an Indiana corporation, and VF Acquisition Corp., a Maryland corporation and an indirect wholly-owned subsidiary of CTS (“Merger Sub”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly-owned subsidiary of CTS (the “Merger”).

Pursuant to the terms of the Merger Agreement, upon the effectiveness of the Merger, each issued and outstanding share of the common stock of the Company will be converted into the right to receive $4.15 in cash without interest, and each outstanding Company stock option, whether or not vested, will be converted into the right to receive the excess, if any, of the $4.15 per share merger consideration over the per share exercise price of the stock option.

In addition, the Company has agreed, among other things and subject to certain exceptions as described in the Merger Agreement, (i) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) not to engage in certain transactions during such period, (iii) to cause a stockholder meeting to be held promptly to consider approval of the Merger Agreement, and (iv) subject to certain limited exceptions to permit the Board of Directors to comply with their fiduciary duties, not to enter into discussions or negotiations concerning, or to provide information in connection with, alternative business combination transactions.

Consummation of the Merger is subject to a number of conditions, including approval by the Company’s stockholders, absence of any law or order prohibiting the consummation of the Merger, and certain other customary conditions.  Consumation of the Merger is not subject to a financing condition. Under applicable Maryland law, approval by the Company’s stockholders will require the affirmative vote of holders of a majority of the outstanding shares of common stock of the Company.

Pursuant to the terms of the Merger Agreement, CTS and the Company each have certain termination rights.  In the case of CTS, it will have the right to terminate the Merger Agreement if, among other reasons, the Company’s Board of Directors withdraws, modifies, qualifies or amends its recommendation of the Merger in a manner adverse to CTS, and in the case of the Company, it will have the right to terminate the Merger Agreement if, among other reasons, it determines to enter into an unsolicited alternative business combination transaction that its Board of Directors finds to be more favorable from a financial point of view to the Company’s stockholders than the Merger, after following certain procedures set forth in the Merger Agreement.  Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay CTS a termination fee of equal to 2% of the value of the transaction (approximately $388,000) plus CTS’s expenses, not to exceed $250,000, actually incurred by CTS prior to termination of the Merger Agreement.

In connection with entering into the Merger Agreement, each of three stockholders (Ted Valpey, Jr., Lawrence Holsborg and Eli Fleisher), who collectively own thirty-three percent (33%) of the Company’s outstanding common stock and who each is also a member of the Company’s Board of Directors, has signed a voting agreement with CTS, agreeing to vote his shares in favor of the Merger and against, among other things, certain other proposals and alternative transactions.  Massachusetts Capital Resource Company (“MCRC”), which beneficially owns 2.9% of the Company’s outstanding common stock, entered into a similar voting agreement with CTS.  Richard Anderson, President of MCRC, is a Director of the Company.  In addition, the voting agreements provide that the stockholders may not transfer their shares (or any options or other similar rights with respect to the Company stock) to any other party during the term of the agreements or deposit any of their shares into a voting trust, grant any proxy (other than to CTS or its designee) with respect to the shares or enter into a voting agreement with respect to such shares.  Each of Messrs. Valpey, Holsborg and Fleisher and MCRC agreed to grant CTS (or its designee) an irrevocable proxy regarding the matters addressed in the voting agreement.  The term of the voting agreements extend until the earlier of the closing of the Merger or the termination of the Merger Agreement for any reason.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

On November 17, 2011, the Company issued a press release announcing that it had entered into the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

The Merger Agreement has been included with this report to provide investors and stockholders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties to the Merger Agreement.  The representations and warranties in the Merger Agreement have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties to the Merger Agreement that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Company, CTS or Merger Sub or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2011, the Board of Directors (“Board”) of the Company approved a Change in Control Severance Agreement with Michael J. Ferrantino, Jr., the Company’s President and Chief Executive Officer to provide for a bonus of $380,000 upon the closing of the proposed merger transaction with CTS Corporation on or prior to April 30, 2012 provided he continues employment with the Company through such change in control.  This Agreement supersedes and terminates the Change in Control Severance Agreement dated October 21, 2009, as amended, between the Company and Mr. Ferrantino.

On November 16, 2011, the Board of the Company approved an amendment extending from December 31, 2011 to April 30, 2012 the Change in Control Severance Agreement, as previously amended, with Michael J. Kroll, the Company’s Vice President, Treasurer and Chief Financial Officer.  The Change in Control Severance Agreement as so amended provides that in the event of a change in control of the Company prior to April 30, 2012, the Company will pay him severance of $306,495, upon a separation from service after a change in control.

On November 16, 2011, the Board of the Company approved an amendment extending from December 31, 2011 to April 30, 2012 the Change in Control Retention Agreement, as previously amended, with Walt Oliwa, the Company’s Senior Vice President Engineering, to provide that in the event of a change in control of the Company prior to April 30, 2012, the Company will pay him a $150,544 bonus, provided he continues employment with the Company through such change in control.

Item 9.01.	Financial Statements and Exhibits.

(D)           Exhibits

Exhibit
Number	Description

2.1	Agreement and Plan of Merger dated as of November 17, 2011 by and between CTS Corporation, Merger Sub and Valpey-Fisher Corporation.1

10.1	Change in Control Severance Agreement, dated November 16, 2011, between the Company and Michael J. Ferrantino, Jr.

10.2	Amendment dated November 16, 2011 to Change in Control Severance Agreement, as amended, between the Company and Michael J. Kroll.

10.3	Amendment dated November 16, 2011 to Change in Control Retention Agreement, as amended, between the Company and Walt Oliwa.

99.1	Press Release dated November 17, 2011.

1 The registrant has omitted certain schedules and exhibits in accordance with Item 601(b)(2) of the Regulation S-K.  The registrant will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

Forward-Looking Statements

This report may contain statements, including statements regarding whether the Merger will be consummated and the timing of the Merger, that are forward-looking statements as defined within the private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, such as market and economic conditions, the Company’s future performance, the requirement of approval of the Company’s stockholders, and other risks, that may cause the conditions to the closing of the Merger not to be satisfied.  All forward-looking statements are also expressly qualified in their entirety by its cautionary statements detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”) including its quarterly reports on Form 10-Q and its annual report on Form 10-K.

Additional Information and Where You Can Find It

In connection with the Merger, the Company will file relevant materials with the SEC including a preliminary proxy statement on Schedule 14A and promptly after the filing a definitive proxy statement with the SEC the Company will mail its definitive proxy statement and other relevant documents regarding the Merger to its stockholders.  THE COMPANY’S STOCKHOLDERS ARE URGED TO READ, WHEN AVAILABLE, THE COMPANY’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH IT’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO BE HELD TO APPROVE THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY’S AND THE PROPOSED TRANSACTION.  Company stockholders may obtain a free copy of these documents, as well as other filings containing information about the Company, at the SEC’s website, www.sec.gov.  The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and any other relevant documents (when available) by directing a request to:  Valpey Fisher Corporation, 75 South Street, Hopkinton, MA 01748, Attention: Michael J. Kroll, or by telephone at (508) 435-6831.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Merger.  Information concerning such participants and their respective interests in the Company by security holdings or otherwise is set forth in the proxy statement for the Company’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 5, 2011.  Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement and other relevant documents regarding the Merger when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALPEY-FISHER CORPORATION

Date: November 17, 2011	By:	/s/ Michael J. Kroll
	Name:	Michael J. Kroll
	Title:	Vice President, Treasurer and
Chief Financial Officer